EXHIBIT 21

                            LIST OF SUBSIDIARIES
                            --------------------


                                STATE OR COUNTRY   NAME UNDER WHICH
NAME OF BUSINESS                OF INCORPORATION   SUBSIDIARY DOES
                                                   BUSINESS
- ------------------------        ----------------   -----------------------

Executive TeleCard SA           Turks & Caicos

Executive TeleCard, Inc.        Colorado           Telecall Long Distance,
                                                   Inc.

World Direct Ltd.               Delaware

Service 800 SA                  Turks & Caicos

World DirectNet Ltd.            Delaware

Executive TeleCard SA           Switzerland

World Direct Limited            Anguilla

Transworld
   Telecommunications A/S       Denmark

Fintel Services Inc.            Colorado

Worldwide 800 Services
   (Hong Kong) Ltd.             Hong Kong

Service 800 (UK)                United Kingdom

Service 800 SA                  Belgium

Service 800 Inc.                Delaware

Service 800 SA                  Switzerland

Service 800 SA                  France

Service 800 SA                  Germany